EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to Common Stock of Rocket Fuel, Inc. dated as of 27 February 2015 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: March 6, 2015

M&G Investment Management Limited

By:	/s/ Mark Thomas
	Name:	Mark Thomas
	Title:	Head of Notifiable Reporting

M&G Investment Funds (1)

By:	/s/ Mark Thomas
	Name:	Mark Thomas
	Title:	Head of Notifiable Reporting

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